Exhibit 10.12

                              EMPLOYMENT AGREEMENT

     AGREEMENT dated as of March __, 2001 between Latin American Casinos, Inc., a Delaware corporation (the "EMPLOYER" or the "COMPANY"), and William C. Bossung (the "EMPLOYEE").

                               W I T N E S E T H:

     WHEREAS, the Employer desires to continue to employ the Employee as its Chief Operating Officer and to be assured of his services as such on the terms and conditions hereinafter set forth;

     WHEREAS, the Employee is willing to continue such employment on such terms and conditions; and

     WHEREAS, the parties wish to memorialize their mutual agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Employer and the Employee hereby agree as follows:

     1. TERM. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer for a one-year period commencing effective as of the date each party executes this Agreement (such period being herein referred to as the "INITIAL TERM"). After the Initial Term, this Agreement shall be renewable automatically for successive one year periods (each such period being referred to as a "RENEWAL TERM"), unless, more than thirty days prior to the expiration of the Initial Term or any Renewal Term, either the Employee or the Company give written notice that employment will not be renewed.

     2.  EMPLOYEE DUTIES.

         (a) During the term of this Agreement, the Employee shall have the duties and responsibilities of Chief Executive Officer of the Employer, reporting directly to the Board of Directors of the Employer (the "BOARD"). It is understood that such duties and responsibilities shall be reasonably related to the Employee's position.

         (b) The Employee shall devote such amount (as necessary, as mutually required by the Employee and the Board) of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, to furtherance of the business and activities of the Company.

     3. COMPENSATION. In lieu of cash compensation to the Employee, the Employer has issued to the Employee 100,000 shares of its Common Stock and warrants to purchase 750,000 shares of its Common Stock at a price of $1.75 per share, in the form annexed hereto as Exhibit A.

     4. TRAVEL EXPENSES. All travel and other expenses incident to the rendering of services reasonably incurred on behalf of the Company by the Employee during the term of this Agreement shall be paid by the Employer. If any

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such expenses are paid in the first instance by the Employee, the Employer shall reimburse him therefore on presentation of appropriate receipts for any such expenses.

     5. TERMINATION. Notwithstanding the provisions of Section 1 hereof, the Employee's employment with the Employer may be earlier terminated as follows:

         (a) By action taken by the Board, the Employee may be discharged for cause (as hereinafter defined), effective as of such time as the Board shall determine. Upon discharge of the Employee pursuant to this Section 5(a), the Employer shall have no further obligation or duties to the Employee, except for the issuance of the securities set forth in Section 3 above, and the Employee shall have no further obligations or duties to the Employer, except as provided in Section 6.

         (b) In the event of termination due to (i) the death of the Employee or
(ii) by action of the Board and the inability of the Employee, by reason of physical or mental disability, to continue substantially to perform his duties hereunder for a period of 180 consecutive days, the Employer shall have no further obligations or duties to the Employee, except for the issuance of the securities set forth in Section 3 above.

         (c) In the event that Employee's employment with the Employer is terminated by action taken by the Board without cause, including termination upon a Change in Control (as hereinafter defined), then the Employer shall have no further obligation or duties to Employee, except for the issuance of the securities set forth in Section 3 above, and Employee shall have no further obligations or duties to the Employer, except as provided in Section 6.

         (d) For purposes of this Agreement, the Company shall have "cause" to terminate the Employee's employment under this Agreement upon (i) the failure by the Employee to substantially perform his duties under this Agreement, (ii) the engaging by the Employee in criminal misconduct (including embezzlement and criminal fraud) which is materially injurious to the Company, monetarily or otherwise, (iii) the conviction of the Employee of a felony, (iv) gross negligence on the part of the Employee or (v) other misconduct of the Employee in the performance of his duties hereunder. The Company shall give written notice to the Employee, which notice shall specify the grounds for the proposed termination and the Employee shall be given thirty (30) days to cure if the grounds arise under clauses (i) or (v) above.

         (e) For purposes of this Agreement a "CHANGE IN CONTROL" shall be deemed to occur, unless previously consented to in writing by the Employee, upon the election of directors constituting a majority of the Board who have not been nominated or approved by the Employee and are not related to the Employee.

     6.  CONFIDENTIALITY; NONCOMPETITION.

         (a) The Employer and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to the business practices of the Company. The term "CONFIDENTIAL INFORMATION" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in

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the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 6(a), including, but not limited to, information relating to: trade secrets, formulas, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that he will not, during or for a period of one year after the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during his employment by Employer, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret (as defined for purposes of Florida law) at any time during or after the termination of employment.

         (b) The Employee hereby agrees that he shall not, during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business activities during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an ownership interest of more than twenty five percent (25%) in any business directly competitive with the Company's business activities as of the date of this Agreement.

         (c) The Employee hereby agrees that he shall not, during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of this Agreement shall the Employee directly or indirectly, disparage the commercial, business or financial reputation of the Company.

         (d) For purposes of clarification, but not of limitation, the Employee hereby acknowledges and agrees that the provisions of subparagraphs 6(b) and (c) above shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

         (e) Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee including all copies thereof, shall be promptly returned to the Company.

         (f) The Employee agrees that all processes, technologies and inventions ("INVENTIONS"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by Employer shall belong to the Company, provided that such Inventions grew out of the Employee's work with the Company, are

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related in any manner to the business (commercial or experimental) of the
Company, or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all such patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship.

         (g) The Company shall be the sole owner of all products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with and during the term of the Employee's employment hereunder, free and clear of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive compensation hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

         (h) The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this Section 6, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

         (i) If any provision contained in this Section 6 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

         (j) If any provision contained in this Section 6 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

         (k) It is the intent of the parties hereto that the covenants contained in this Section 6 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 6 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

     7. INDEMNIFICATION. The Employer shall indemnify and hold harmless the Employee against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding in which he is a party, or (b) any claim asserted or threatened against him, in either case by reason of or relating to his being or having been an employee, officer or director of the Company, whether or not he continues to be such an

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employee, officer or director at the time of incurring such expenses, except insofar as such indemnification is prohibited by law. Notwithstanding the foregoing, the Employer shall not indemnify the Employee in connection with or arising out of any action caused by Employers gross negligence or breach of fiduciary duty. Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements, provided that such expenses are agreed to in advance by the Employer. The foregoing indemnification obligation is independent of any similar obligation provided in the Employer's Certificate of Incorporation or Bylaws, and shall apply with respect to any matters attributable to periods prior to the date of this Agreement, and to matters attributable to his employment hereunder, without regard to when asserted.

     8. GENERAL. This Agreement is further governed by the following provisions:

         (a) NOTICES. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

         To the Employer:

             Latin American Casinos, Inc.
             2000 NE 164th Street
             North Miami Beach, FL  33162

         To the Employee:

             Mr. William C. Bossung
             19100 Von Karman Ave, Suite 450
             Irvine, CA 92612

         (b) PARTIES IN INTEREST. Employee may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         (c) ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

         (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Employee agrees to and hereby does submit to jurisdiction before any state or federal court of record in Florida, or in the state and county in which such violation may occur, at Employer's election.

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         (e) WARRANTY. Employee hereby warrants and represents as follows:

             (i) That the execution of this Agreement and the discharge of Employee's obligations hereunder will not breach or conflict with any other contract, agreement, or understanding between Employee and any other party or parties.

             (ii) Employee has ideas, information and know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any third party or parties.

         (f) SEVERABILITY. In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

         (g) EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Latin American Casinos, Inc.


By:/s/ JEFFREY FELDER
   --------------------------
   Name: Jeffrey Felder
   Title: President


/s/ WILLIAM C. BOSSUNG
- -----------------------------
William C. Bossung

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